SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 23, 2002

FIRSTBANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-14209 (Commission File Number)	38-2633910 (IRS Employer Identification no.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)		48801 (Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Item 9.      Regulation FD Disclosure.

        On July 23, 2002, Firstbank Corporation (“Firstbank”) issued a news release with respect to its declaration of a third quarter cash dividend. A copy of the news release is attached as Exhibit 99.1.

        On July 23, 2002, Firstbank issued a news release announcing the authorization by its Board of Directors for the repurchase of up to $10 million of Firstbank’s common stock. A copy of the news release is attached as Exhibit 99.2.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 23, 2002	FIRSTBANK CORPORATION (Registrant)
	By:	/s/ Thomas R. Sullivan Thomas R. Sullivan President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release Dated July 23, 2002 with respect to third quarter cash dividend.
99.2	Press Release Dated July 23, 2002 with respect to Share Repurchases.

EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE
Date Submitted: July 23, 2002 NASDAQ Symbol: FBMI	Contact:	Samuel G. Stone Executive Vice President & Chief Financial Officer (989) 466-7325

Firstbank Announces Third Quarter Cash Dividend

Alma, MI (FBMI) – Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation, announced today that a $0.19 per share quarterly cash dividend will be paid September 13, 2002 to shareholders of record as of August 30, 2002.

The rate of $0.19 per share is the same as the rate paid in the second quarter of 2002, and represents a 10.8% increase in dividends per share compared to one year ago.

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $736 million and 41 offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank - Alma, Firstbank (Mt. Pleasant), Firstbank - West Branch, Firstbank - Lakeview, and Firstbank - St. Johns. Other corporate affiliates include 1st. Armored Inc.; 1st. Title, Gladwin Land Company, Inc., and C.A. Hanes Realty, Inc. Investment services are available through affiliations with Raymond James Financial Services Inc., SunAmerica Securities Inc., and MML Investors Services, Inc.

EXHIBIT 99.2

FOR IMMEDIATE RELEASE	NEWS RELEASE
Date Submitted: July 23, 2002 NASDAQ Symbol: FBMI	Contact:	Samuel G. Stone Executive Vice President & Chief Financial Officer (989) 466-7325

FIRSTBANK CORPORATION ANNOUNCES
SHARE REPURCHASE

Alma, Michigan (FBMI) ---- Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation announced authorization by Firstbank Corporation’s Board of Directors for the repurchase of up to $10 million of the company’s common stock. Mr. Sullivan stated, “The authorization allows shares to be repurchased from time to time in keeping with the company’s capital needs and desire to maintain a “well capitalized” regulatory capital rating. We continue to have growth objectives and expectations, and will retain appropriate capital in the company to support growth opportunities.” Firstbank Corporation plans to rely primarily on selected brokerage firms, on a rotating basis, to conduct its share repurchase activity.

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $736 million and 41 offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank - Alma; Firstbank (Mt. Pleasant); Firstbank - West Branch; Firstbank - Lakeview; and Firstbank - St. Johns. Other corporate affiliates include 1st Armored, Inc.; 1st Title; Gladwin Land Company, Inc.; and C. A. Hanes Realty, Inc. Investment services are available through affiliations with Raymond James Financial Services Inc., SunAmerica Securities Inc., and MML Investors Services, Inc.

This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” “expect,” “potential,” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future asset quality and growth in assets and profitability and expected fiscal 2002 year-end results. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.